UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2001
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP.

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Item 5. Other Events. On April 5, 2001, Community Bancorp. announced the earnings and other financial information for the period ended March 31, 2001. The Press Release is incorporated in this filing as Exhibit 1.

Item 7. Exhibits

    Exhibit 1 - Press release announcing earnings.

EXHIBITS

Exhibit 1

PRESS RELEASE

COMMUNITY BANCORP. REPORTS
EARNINGS AND DIVIDEND
Derby, VT	For Immediate Release

For more information, contact:  Richard C. White at (802) 334-7915

    Community Bancorp., the parent company of Community National Bank, has reported earnings for the period ended March 31, 2001, of $488,917 or $.14 per share, as compared to $433,625 or $.12 per share for the same period a year ago.

    As of March 31, 2001, the Company reported assets of $248,263,041 with total loans of $174,462,696 and deposits of $205,323,942.

    In commenting on the Company's performance, President Richard White said that the bank was seeing relatively strong loan demand, with a marked increase in refinancings occasioned by the prevailing lower interest rates.

    The Company's Board of Directors has declared a cash dividend of $.16 per share, payable May 1, 2001 to shareholders of record as of April 15.

    Community National Bank is an independent community bank that has been serving the Northeast Kingdom since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy and St. Johnsbury. It plans to open a new office in Montpelier in the second quarter of the year.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: April 16, 2001
Stephen P. Marsh,
Vice President & Treasurer